As filed with the Securities and Exchange Commission on July 1, 2024

Commission File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________________

Data Storage Corporation
(Exact name of registrant as specified in its charter)

Nevada	98-0530147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Broadhollow Road, Suite 307, Melville, NY	11747
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Data Storage Corporation Incentive Award Plan

(f/k/a Data Storage Corporation 2010 Incentive Award Plan)

Data Storage Corporation 2021 Stock Incentive Plan, as amended and restated

(Full title of the plan)

Charles M. Piluso

Chief Executive Officer and Chairman of the Board

Data Storage Corporation

 225 Broadhollow Road, Suite 307

 Melville, NY 11747

 Telephone: (212) 564-4922

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

 Leslie Marlow, Esq.
Melissa Palat Murawsky, Esq.
Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020
Phone: (212) 885-5000
Fax: (212) 885-5001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [_]

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 is being filed to register (i) 111,323 additional shares of common stock, par value $0.001 (the “Common Stock”), of Data Storage Corporation (the “Company”) which, pursuant to amendments to the Company’s Amended and Restated Data Storage Corporation Incentive Award Plan (f/k/a Data Storage Corporation 2010 Incentive Award Plan) (the “2010 Plan”), are issuable upon the exercise of outstanding options under the 2010 Plan; and (ii) 1,000,000 shares of the Company’s Common Stock issuable under the Company’s 2021 Stock Incentive Plan, as amended and restated (the “2021 Plan”). The Company previously registered (a) 50,000 (post reverse split effected in May 2021) shares of the Company’s Common Stock for issuance under the 2010 Plan pursuant to the Company’s registration statement on Form S-8 (Commission File No. 333-169042) filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2010, as amended by Form S-8 POS (Commission File No. 333-169042) filed with the Commission on October 25, 2010; and (b) an aggregate of 1,075,000 shares of the Company’s Common Stock for issuance under the 2021 Plan pursuant to the Company’s registration statements on Form S-8 (Commission File No. 333-257348) filed with the Commission on June 24, 2021 and (Commission File No. 333-272399) filed with the Commission on June 5, 2023 (the registration statements in (i) and (ii) collectively, the “Prior Registration Statements”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as filed with the Commission, are incorporated by reference into this Registration Statement by the Registrant:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 28, 2024;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 15, 2024;

(c)	the Registrant’s Current Reports on Form 8-K filed on January 5, 2024, January 18, 2024, January 19, 2024, March 11, 2024, March 27, 2024, April 2, 2024, May 6, 2024 and June 24, 2024; and

(d)	the description of the Registrant’s registration statement on Form 8-A (Commission File No. 001-35384) filed with the SEC on May 10, 2021, including any amendments thereto or reports filed for the purposes of updating this description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Exhibit	Description of Exhibit

4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-148167) filed with the Securities and Exchange Commission on December 19, 2007).

4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 333-148167) filed with the Securities and Exchange Commission on October 24, 2008).

4.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 333-148167) filed with the Securities and Exchange Commission on January 9, 2009).

4.4	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-148167) filed with the Securities and Exchange Commission on December 19, 2007).

4.5	Amended Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K (File No. 333-148167) filed with the Securities and Exchange Commission on October 24, 2008).

4.6	Form of Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Appendix A to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

4.7	Form of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 7, 2008 (incorporated by reference to Appendix C to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 18, 2021).

4.8	Form of Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 7, 2008 (incorporated by reference to Appendix C to the Information Statement on Schedule 14C (File No. 001- 35384) filed with the Securities and Exchange Commission on March 18, 2021).

4.9	Form of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 16, 2008 (incorporated by reference to Appendix D to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 18, 2021).

4.10	Form of Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 16, 2008 (incorporated by reference to Appendix D to the Information Statement on Schedule 14C (File No. 001- 35384) filed with the Securities and Exchange Commission on March 18, 2021).

4.11	Form of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated January 6, 2009 (incorporated by reference to Appendix E to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 18, 2021).

4.12	Form of Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated January 6, 2009 (incorporated by reference to Appendix E to the Information Statement on Schedule 14C (File No. 001- 35384) filed with the Securities and Exchange Commission on March 18, 2021).

4.13	Form of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated June 24, 2009 (incorporated by reference to Appendix F to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 18, 2021).

4.14	Form of Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated June 24, 2009 (incorporated by reference to Appendix F to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 18, 2021).

4.15	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Data Storage Corporation (incorporated by reference to Appendix F to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 18, 2021).

4.16	Amendment to Bylaws (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (File No. 001-35384) filed with the Securities and Exchange Commission on May 6, 2024).

4.17	Data Storage Corporation 2010 Incentive Award Plan (incorporated by reference to Exhibit 10.1 on Form S-8 (File No. 333-169042) filed with the Securities and Exchange Commission on October 25, 2010).

4.18	Amended and Restated Data Storage Corporation 2010 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 001-35384) filed with the Securities and Exchange Commission on April 26, 2012).

4.19	Amendment to Amended and Restated Data Storage Corporation 2010 Incentive Award Plan (incorporated by reference to Annex A to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on October 18, 2013).

4.20	Amendment to Amended and Restated Data Storage Corporation 2010 Incentive Award Plan (incorporated by reference to Annex A to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on October 28, 2019).

4.21	Data Storage Corporation 2021 Stock Incentive Plan, as amended and restated (incorporated by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 6, 2022).

5.1	Opinion of Parsons Behle & Latimer

23.1	Consent of Rosenberg Rich Baker Berman P.A., Independent Registered Accounting Firm

23.2	Consent of Parsons Behle & Latimer (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

107.1	Filing Fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on July 1, 2024.

DATA STORAGE CORPORATION

/s/ Charles M. Piluso
Charles M. Piluso
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby constitutes and appoints Charles M. Piluso, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Charles M. Piluso	Chief Executive Officer and Chairman of the Board	July 1, 2024
Charles M. Piluso	(Principal Executive Officer)

/s/ Chris Panagiotakos	Chief Financial Officer and Principal Financial Officer	July 1, 2024
Chris Panagiotakos	(Principal Financial Officer and Principal Accounting Officer)

/s/ Harold Schwartz	President and Director	July 1, 2024
Harold Schwartz

/s/ Thomas Kempster	Executive Vice President and Director	July 1, 2024
Thomas Kempster

/s/ John Argen	Director	July 1, 2024
John Argen

/s/ Lawrence Maglione, Jr.	Director	July 1, 2024
Lawrence Maglione, Jr.

/s/ Matthew Grover	Director	July 1, 2024
Matthew Grover

/s/ Todd Correll	Director	July 1, 2024
Todd Correll

/s/ Clifford Stein	Director	July 1, 2024
Clifford Stein

/s/ Nancy M. Stallone	Director	July 1, 2024
Nancy M. Stallone

/s/ Uwayne A. Mitchell	Director	July 1, 2024
Uwayne A. Mitchell